                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_]Confidential, for Use of the
[_]Preliminary Proxy Statement               Commission Only (as Permitted by
                                             Rule 14a-6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                            US AIRWAYS GROUP, INC.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_]$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
   Item 22(a)(2) of Schedule 14A.

[_]$500 per each party to the controversy pursuant to Exchange Act Rule 14a-
   6(i)(3).

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

Notes:

                            US Airways Group, Inc.
                              2345 Crystal Drive
                           Arlington, Virginia 22227

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 May 19, 1999
                           Charlotte, North Carolina

                               ----------------

                                                                 March 31, 1999

To the Stockholders of
 US Airways Group, Inc.

  The 1999 annual meeting of stockholders of US Airways Group, Inc. (the "Company") will be held at the Hilton Charlotte, 222 East Third Street, Charlotte, North Carolina on May 19, 1999 at 9:30 a.m. local time, to consider and act on the following matters:

    1. The election of 12 directors to hold office for one year or until their successors are elected and qualified (Item No. 1).

    2. Ratification of the selection of auditors of the Company for fiscal year 1999 (Item No. 2).

    3. Approval of the Company's Long Term Incentive Plan (Item No. 3).

    4. Approval of the Company's Nonemployee Directors Stock Purchase Plan (Item No. 4).

    5. Consideration of one stockholder proposal as described in the accompanying Proxy Statement (Item No. 5).

    6. The transaction of such other business as may properly come before the meeting.

  Eligible stockholders of record at the close of business on March 25, 1999 will be entitled to vote at the meeting. A list of stockholders entitled to vote at the meeting may be examined at the executive offices of the Company at 2345 Crystal Drive, Arlington, Virginia.

                                          By Order of the Board of Directors

                                             Jennifer C. McGarey
                                                  Secretary

  If you do not expect to attend the meeting in person, please sign and date the accompanying proxy and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States.

                            US Airways Group, Inc.
                              2345 Crystal Drive
                           Arlington, Virginia 22227

                               ----------------

                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 19, 1999

                               ----------------

                                 INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of US Airways Group, Inc. (the "Company") of proxies to be voted at the annual meeting of stockholders in Charlotte, North Carolina on May 19, 1999. Enclosed with this Proxy Statement is a notice of the meeting, together with a proxy for your signature if you are unable to attend. Stockholders who execute proxies may revoke them at any time before they are voted. Any proxy may be revoked by the person giving it any time before it is voted by delivering to the Secretary of the Company at 2345 Crystal Drive, Arlington, Virginia 22227, on or before the business day prior to the meeting or at the meeting itself, a subsequent written notice of revocation or a subsequent proxy relating to the same shares or by attending the meeting and voting in person. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent to the Company's stockholders is March 31, 1999.

  Shares of the Company's common stock, par value $1.00 per share ("Common Stock"), represented by properly executed proxies received prior to or at the meeting, unless such proxies have been revoked, will be voted in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed proxy of the Company, the shares will be voted in accordance with the recommendations of the Board of Directors.

  Stockholders of record at the close of business on March 25, 1999 (the "Record Date") are entitled to vote at the meeting. On March 25, 1999 the Company had outstanding 77,697,645 shares of Common Stock. Each share of Common Stock is entitled to one vote, except as set forth below. From time to time, the voting power of the Common Stock may be limited by then applicable U.S. statutory and U.S. Department of Transportation regulatory foreign ownership restrictions ("Foreign Ownership Restrictions") the breach of which could result in the loss of any operating certificate or authority of the Company or certain of its subsidiaries. As of the date hereof, the Company does not believe that Foreign Ownership Restrictions limit the voting power of any Common Stock and the Company expects that the holders thereof will be entitled to their full voting power at the annual meeting.

Required Votes

  The vote of the holders of a plurality of the votes cast by holders of shares of Common Stock will elect candidates for director (Item No. 1 on your proxy). Abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. The vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required (i) to ratify the Board of Directors' appointment of KPMG LLP as the Company's independent public accountants for 1999 (Item No. 2), (ii) to approve the Company's Long Term Incentive Plan (Item No. 3), (iii) to approve the Company's Nonemployee Directors Stock Purchase Plan (Item No. 4) and (iv) to approve the stockholder proposal (Item No. 5). Therefore, abstentions as to these particular proposals will have the same effect as votes against such proposals. With respect to Items No. 2, No. 3 and No. 4, broker non-votes will be treated as votes against the proposal. With respect to Item No. 5, however, broker non-votes will be deemed shares of stock not entitled to vote on such proposal and will not be counted as votes for or against such proposal, and will not be included in calculating the number of votes necessary for approval of such proposal.

                         BENEFICIAL SECURITY OWNERSHIP

  The following information pertains to Common Stock beneficially owned by all directors, nominees for director and executive officers of the Company (or its principal operating subsidiary US Airways, Inc. ("US Airways")) as of January 31, 1999. Unless indicated otherwise by footnote, the owner exercises sole voting and investment power over the securities (other than unissued securities, the ownership of which has been imputed to such owner).

                                                 Number of    Percent of
       Owner                                      Shares       Class(1)
       -----                                     ---------    ----------
Directors and Nominees for Director
 Mathias J. DeVito............................       5,000(2)
 Rakesh Gangwal...............................   1,134,886(3)    1.4%
 Peter M. George..............................           0
 George J. W. Goodman.........................       3,498(2)
 John W. Harris...............................       3,900(2)
 Edward A. Horrigan, Jr.......................       4,500(2)
 Robert L. Johnson............................           0
 Robert LeBuhn................................      11,000(2)
 John G. Medlin, Jr...........................       5,000(2)
 Hanne M. Merriman............................       4,500(2)
 Thomas H. O'Brien............................           0
 Hilda Ochoa-Brillembourg.....................           0
 Richard B. Priory............................           0
 Raymond W. Smith.............................       3,500(2)
 Stephen M. Wolf..............................   1,870,125(4)    2.3%
Executive Officers
 John R. Long III.............................      35,230(5)
 Lawrence M. Nagin............................     248,000(6)
 N. Bruce Ashby...............................      32,888(7)
 21 directors, nominees for director and
 executive officers of the Company as a
 group........................................   3,438,140(8)    4.3%

--------
 (1) Percentages are shown only where they exceed one percent of the number of shares outstanding and are based on shares of Common Stock outstanding on January 31, 1999.
 (2) These holdings include 3,000 shares of Common Stock issuable within 60 days of January 31, 1999 upon exercise of stock options.
 (3) Mr. Gangwal's holding includes 337,450 shares of Common Stock which are subject to certain restrictions ("Restricted Stock") and 680,000 shares of Common Stock issuable within 60 days of January 31, 1999 upon exercise of stock options.
 (4) Mr. Wolf's holding includes 339,871 shares of Restricted Stock and 1,305,000 shares of Common Stock issuable within 60 days of January 31, 1999 upon exercise of stock options.
 (5) Mr. Long's holdings includes 9,000 shares of Common Stock issuable within 60 days of January 31, 1999 upon exercise of stock options.
 (6) Mr. Nagin's holding includes 27,831 shares of Restricted Stock and 198,000 shares of Common Stock issuable within 60 days of January 31, 1999 upon exercise of stock options.
 (7) Mr. Ashby's holding includes 4,000 shares of Restricted Stock and 25,000 shares of Common Stock issuable within 60 days of January 31, 1999 upon exercise of stock options.
 (8) All directors', nominees' and officers' holdings includes 731,735 shares of Restricted Stock and 2,260,968 shares of Common Stock issuable within 60 days of January 31, 1999 upon exercise of stock options.

Set forth below are the number of options and units of phantom stock of the Company ("Deferred Stock Units") held by each director and nominee for director pursuant to the director compensation programs. See "Compensation of Directors" below. Although each Deferred Stock Unit represents the economic equivalent of a share of Common Stock, no voting rights are attached thereto and the Deferred Stock Units lack certain other attributes of Common Stock.

                                             Number of       Number of Director
   Owner                                Deferred Stock Units  Stock Options(1)
   -----                                -------------------- ------------------
   Directors and Nominees for Director
      Mathias J. DeVito................       9,569.29             4,500
      Rakesh Gangwal...................         -0-                 -0-
      Peter M. George..................         -0-                 -0-
      George J. W. Goodman.............       9,569.29             4,500
      John W. Harris...................       2,825.49             4,500
      Edward A. Horrigan, Jr...........      10,140.53             4,500
      Robert L. Johnson................         500.00             1,500
      Robert LeBuhn....................       8,611.38             4,500
      John G. Medlin, Jr. .............       8,685.42             4,500
      Hanne M. Merriman................       5,739.13             4,500
      Thomas H. O'Brien................         -0-                 -0-
      Hilda Ochoa-Brillembourg.........         -0-                 -0-
      Richard B. Priory................         -0-                 -0-
      Raymond W. Smith.................       4,194.78             4,500
      Stephen M. Wolf..................         -0-                 -0-

--------
(1) The holding for each director and nominee for director (other than Messrs. Gangwal, George, Johnson, O'Brien, Priory and Wolf and Ms. Ochoa-Brillembourg) includes 3,000 shares of Common Stock issuable within 60 days of January 31, 1999 upon the exercise of stock options. These options are also reflected in the Beneficial Security Ownership table on page 2.

  The only persons known to the Company (from Company records and reports on Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC")) which owned, as of December 31, 1998, more than 5% of its Common Stock are listed below:

                                                                  Percent
                    Name and address         Amount and nature       of
     Title of Class of beneficial owner   of beneficial ownership Class(1)
     -------------- -------------------   ----------------------- --------
     Common Stock   Morgan Stanley               4,447,459(2)       5.31%
                    Dean Witter &
                    Co.
                    1585 Broadway
                    New York, New
                    York 10036
     Common Stock   Tiger Management            16,512,700(3)       19.7%
                    LLC
                    Tiger
                    Performance LLC
                    101 Park Avenue
                    New York, New
                    York 10178

--------
(1) Represents percent of class of stock or holdings reported as of December 31, 1998 based upon shares outstanding on that date. Assuming that Morgan Stanley Dean Witter & Co., and Tiger Management LLC/ Tiger Performance LLC continued to hold the same number of shares on March 25, 1999 that each held on December 31, 1998, the percentage of outstanding common stock owned by Morgan Stanley Dean Witter & Co., and Tiger Management LLC/Tiger Performance LLC as of March 25, 1999 would be 5.72% and 21.25%, respectively,
(2) As set forth in a Schedule 13G, dated February 5, 1999, as of December 31, 1998.
(3) As set forth in a Schedule 13G, dated February 12, 1999, as of December 31, 1998.

                      ELECTION OF DIRECTORS (Item No. 1)

  Pursuant to the by-laws of the Company, the Board of Directors consists of 12 members. Messrs. DeVito, Gangwal, Johnson, LeBuhn, Medlin, Smith and Wolf and Ms. Merriman were elected in May, 1998 by the stockholders of the Company. Mr. George was elected by the Board of Directors in November, 1998. Messrs. O'Brien and Priory and Ms. Ochoa-Brillembourg are nominated for election to the Board of Directors for the first time. Each director of the Company is also a director of the Company's principal operating subsidiary, US Airways. Directors will be elected to hold office for one year or until the election and qualification of their successors. Proxies will be voted only for the nominees named below. Except as noted otherwise, the following biographies describe the business experience of each nominee for at least the past five years.

                                                                          Served as
                                                                          director
                                                                            since
                                                                          ---------

Mathias J. DeVito, 68... Mr. DeVito is Chairman Emeritus of the Board and   1981
                         Chairman of the Executive Committee of The Rouse
                         Company (real estate development and manage-
                         ment). He also serves as a Director of First
                         Maryland Bancorp, Mars Supermarkets, Inc. and
                         subsidiaries of The Rouse Company. He is a mem-
                         ber of the Board of the Maryland Institute, Col-
                         lege of Art, and former Chairman of the Greater
                         Baltimore Committee. Mr. DeVito is Chairman of
                         the Human Resources Committee and a member of
                         the Executive and Nominating Committees of the
                         Board of Directors.

Rakesh Gangwal, 45...... Mr. Gangwal became President and Chief Executive   1996
                         Officer of the Company on November 18, 1998 and
                         President and Chief Executive Officer of US Air-
                         ways on May 20, 1998. Mr. Gangwal had been Pres-
                         ident and Chief Operating Officer of the Company
                         and US Airways since February 19, 1996. Prior
                         thereto, Mr. Gangwal had served as Executive
                         Vice President--Planning and Development of Air
                         France since November 1994. Mr. Gangwal previ-
                         ously served in a variety of management roles at
                         United Air Lines over an eleven-year period,
                         culminating in the role of Senior Vice Presi-
                         dent--Planning. Mr. Gangwal is a Director of
                         Boise Cascade Corporation.

Peter M. George, 55..... Mr. George is Vice Chairman and Chief Executive    1998
                         Officer of Ladbroke Group PLC and Chairman of
                         Hilton International (hotel and gaming indus-
                         tries) and has held such positions since 1994.
                         Mr. George also serves as a Director of the Hil-
                         ton Hotels Corporation.

Robert L. Johnson, 52... Mr. Johnson is the Chairman and Chief Executive    1998
                         Officer of BET Holdings, Inc. (media-entertain-
                         ment holding company). Mr. Johnson also serves
                         as a Director of the Hilton Hotels Corporation,
                         The United Negro College Fund, the National Ca-
                         ble Television Association--Academy of Cable
                         Programming, the American Film Institute, and
                         the Advertising Council. He is a member of the
                         Audit and Nominating Committees of the Board of
                         Directors.

                                                                          Served as
                                                                          director
                                                                            since
                                                                          ---------
Robert LeBuhn, 66....... Mr. LeBuhn was the Chairman of Investor Interna-   1966
                         tional (U.S.), Inc. (investments) until his re-
                         tirement in December 1994. He is now a private
                         investor and is a Director of Acceptance Insur-
                         ance Companies, Cambrex Corporation and Enzon,
                         Inc. He is Trustee and President of the Geral-
                         dine R. Dodge Foundation, Morristown, New Jersey
                         and is a member of the New York Society of Secu-
                         rity Analysts. He is a member of the Audit, Ex-
                         ecutive and Nominating Committees of the Board
                         of Directors.

John G. Medlin, Jr.,     Mr. Medlin is Chairman Emeritus of the Board       1987
 65..................... and, until April, 1998, was Chairman of the
                         Board of Wachovia Corporation (bank holding com-
                         pany), a position he had held since 1988. Mr.
                         Medlin also served as Chief Executive Officer of
                         Wachovia Corporation from 1977 until December
                         31, 1993. Mr. Medlin serves as Chairman of the
                         Commission for the Future of Justice and Courts
                         in North Carolina, as a trustee of The Duke En-
                         dowment, the Kenan Institute for the Arts, the
                         National Humanities Center, Wake Forest Univer-
                         sity Baptist Medical Center, the Research Trian-
                         gle Foundation and the Winston-Salem Foundation.
                         Mr. Medlin also serves as a Director of
                         BellSouth Corporation, Burlington Industries,
                         Inc., Media General, Inc., National Service In-
                         dustries, Inc. and Wachovia Corporation. He is
                         Chairman of the Nominating Committee and a mem-
                         ber of the Executive and Human Resources Commit-
                         tees of the Board of Directors.

Hanne M. Merriman, 57... Mrs. Merriman is the Principal in Hanne Merriman   1985
                         Associates (retail business consultants). Mrs.
                         Merriman is a Director of Ameren Corporation,
                         Central Illinois Public Service Company, State
                         Farm Mutual Automobile Insurance Company, The
                         Rouse Company, Ann Taylor Stores Corporation,
                         T. Rowe Price Mutual Funds, and Finlay
                         Enterprises, Inc. She is a member of the
                         National Women's Forum and a Director of
                         Children's Hospital. She was a member of the
                         Board of Directors of the Federal Reserve Bank
                         of Richmond, Virginia from 1984-1990 and served
                         as Chairman in 1989-1990. Mrs. Merriman is
                         Chairman of the Audit Committee and is a member
                         of the Executive and Safety Committees of the
                         Board of Directors.

Thomas H. O'Brien, 62... Mr. O'Brien is Chairman and Chief Executive Of-     --
                         ficer of PNC Bank Corp. (diversified financial
                         services) and has held those combined titles
                         since June, 1988. Mr. O'Brien serves as a Direc-
                         tor of Bell Atlantic Corporation and Hilb, Rogal
                         & Hamilton Company. He also is a board member of
                         the Extra Mile Education Foundation, the Car-
                         negie Museums of Pittsburgh, Pittsburgh Opera,
                         University of Pittsburgh, and the Board of Visi-
                         tors, University of Pittsburgh's Graduate School
                         of Business. He is also a member of The Bankers
                         Roundtable.

                                                                          Served as
                                                                          director
                                                                            since
                                                                          ---------
Hilda Ochoa-             Ms. Ochoa-Brillembourg is President and CEO of       --
 Brillembourg, 54....... Strategic Investment Management and Managing Di-
                         rector of Emerging Markets Management (invest-
                         ment management), and has held such position
                         since 1987. Prior to that, she was the Chief In-
                         vestment Officer of the Pension Investment Divi-
                         sion at the World Bank. Ms. Ochoa-Brillenbourg
                         serves as a Director of World Bank/ Interna-
                         tional Monetary Fund Credit Union and also the
                         Harvard Management Company. She also is a member
                         of the Pension Advisory Board of the ARCO In-
                         vestment Management Company. Ms. Ochoa-
                         Brillembourg is also a trustee of the Washington
                         Opera, the Rockefeller Center for Latin American
                         Studies at Harvard University and the Meridian
                         International Center.

Richard B. Priory, 52... Mr. Priory is Chairman of the Board, President       --
                         and Chief Executive Officer of the Duke Energy
                         Corporation (global energy services). Prior to
                         that, he was President and Chief Operating Offi-
                         cer of Duke Power Company from 1994 until its
                         merger with Pan Energy Corporation in 1997. Mr.
                         Priory joined Duke Power Company in 1976. He is
                         a member of the Board of Directors of the Dana
                         Corporation, J.A. Jones Applied Research Compa-
                         ny, and the Foundation of the University of
                         North Carolina at Charlotte.

Raymond W. Smith, 61.... Mr. Smith is Chairman of Rothschild North Ameri-   1990
                         ca, Inc. (international investment banking).
                         Prior to that he was Chairman of the Board and
                         Chief Executive Officer of Bell Atlantic Corpo-
                         ration from 1989 until December 1998. Previous-
                         ly, Mr. Smith had served as Vice Chairman and
                         President of Bell Atlantic and Chairman of The
                         Bell Telephone Company of Pennsylvania. Mr.
                         Smith currently holds the position of Chairman
                         of the Bell Atlantic Venture Fund, Inc. He is a
                         member of the Board of Directors of CBS Corpora-
                         tion, a trustee of Carnegie Mellon University
                         and the Lincoln Center Theater and is active in
                         many civic and cultural organizations. He is a
                         member of the Human Resources and Nominating
                         Committees of the Board of Directors.

                                                                      Served as
                                                                      director
                                                                        since
                                                                      ---------
Stephen M. Wolf,     Mr. Wolf is Chairman of the Board of Directors     1996
 57................. of the Company and US Airways and was first elected to this position in 1996. Mr. Wolf also
                     served as Chief Executive Officer of the Company
                     from January 1996 until November 1998, and as
                     the Chief Executive Officer of US Airways from
                     January 1996 until May 1998. Immediately prior
                     to joining US Airways, Mr. Wolf was a senior ad-
                     visor to the investment bank Lazard Freres & Co.
                     Mr. Wolf was Chairman and Chief Executive Officer
                     of UAL Corporation and United Air Lines, Inc.
                     from December 1987 until July 1994. Mr. Wolf is a
                     Director of Philip Morris Companies, R.R.
                     Donnelley & Sons Co., The Brookings Institution,
                     Georgetown University and the Alzheimer's Disease
                     and Re-lated Disorders Association. Mr. Wolf is
                     also Chairman of the Executive Committee.

Committees and Meetings of the Board of Directors

  The Board of Directors of the Company held 10 meetings in 1998. The Board of Directors has established the following standing committees: Audit Committee, Executive Committee, Human Resources Committee, Nominating Committee and Safety Committee. During 1998, the Audit Committee held six meetings, the Executive Committee held no meetings, the Human Resources Committee held nine meetings, the Nominating Committee held four meetings, and the Safety Committee held two meetings.

  The Audit Committee, in consultation with financial officers of the Company and the independent public accountants, assists in establishing the scope of the annual audit. The Audit Committee (1) reviews annual and quarterly financial statements and periodic reports filed with the SEC, (2) recommends to the Board of Directors the appointment of independent public accountants,
(3) reviews the annual programs of the internal audit staff and (4) reviews programs designed to protect and maintain the assets of the Company, including insurance and internal security programs.

  The Human Resources Committee determines the salaries, incentive compensation, stock option and restricted stock grants, retirement and other benefits which accrue to officers of the Company and its subsidiaries. The Human Resources Committee makes recommendations to the Board of Directors concerning the levels of compensation and benefits for the Chairman and the Chief Executive Officer.

  The Nominating Committee is responsible for making recommendations regarding the nomination of individuals for election to the Board of Directors. The Nominating Committee will consider individuals recommended by stockholders. Any such recommendation must be submitted in writing prior to January 1 of each year, accompanied by a description of the proposed nominee's qualifications and other relevant biographical information, and should be addressed to the Nominating Committee, in care of the Secretary of the Company.

  During 1998, each of the incumbent directors (other than Mr. George) seeking reelection attended 75 percent or more of the meetings of the Board of Directors and of the committees on which the director served. Mr. George attended all meetings of the Board of Directors after his election to the Board.

Compensation of Directors

  The annual retainer and meeting fee payable to non-employee directors in 1998 were $22,000 and $1,000, respectively. Mr. DeVito, Chairman of the Human Resources Committee, Mrs. Merriman, Chairman of the Audit Committee, Mr. Medlin, Chairman of the Nominating Committee, and Mr. Harris, Chairman of the Safety Committee, each receives an additional fee of $2,000 per year for serving in those respective capacities. Messrs. Wolf and Gangwal receive salaries in their capacities as officers of US Airways and receive no additional compensation as directors of the Company and US Airways.

  Effective in May 1996, the compensation for non-employee directors was changed from cash compensation plus retirement income to cash and stock compensation. Each year active directors receive a grant of 1,500 stock options and 500 Deferred Stock Units, both of which vest on the earlier of the completion of their term of office or one year after grant. Using stock based compensation for directors is intended to more closely align directors' financial interests with that of shareholders of the Company. Additionally, effective December 31, 1995 the Retirement Plan for Outside Directors of USAir Group, Inc. was terminated and the value of the accrued benefits for past service was converted into Deferred Stock Units based on the average price of the stock in the month of December 1995.

  Each director, director's spouse and the director's dependent children are provided transportation on US Airways and reimbursement for federal income taxes incurred thereon. Additionally, these benefits are provided for retired directors if the director has attained certain age and service requirements. During 1998, non-employee directors received the following benefits under this program:

                                                                     Value of
                                                                  Transportation
Director                                                             Benefits
--------                                                          --------------
Mathias J. DeVito................................................    $   960
Peter M. George..................................................    $     0
George J. W. Goodman.............................................    $ 8,530
John W. Harris...................................................    $18,095
Edward A. Horrigan, Jr. .........................................    $11,477
Robert L. Johnson................................................    $10,130
Robert LeBuhn....................................................    $35,752
John G. Medlin, Jr. .............................................    $ 7,662
Hanne M. Merriman................................................    $10,964
Raymond W. Smith.................................................    $ 3,882

Executive Officers

  The named executive officers of the Company are: Stephen M. Wolf, Chairman of the Company and US Airways; Rakesh Gangwal, President and Chief Executive Officer of the Company and US Airways; Lawrence M. Nagin, Executive Vice President--Corporate Affairs and General Counsel of the Company and US Airways; N. Bruce Ashby, Senior Vice President--Planning of US Airways; Michelle V. Bryan--Senior Vice President--Human Resources of US Airways, Christopher Doan, Senior Vice President--Maintenance of US Airways and Thomas
A. Mutryn, Senior Vice President--Finance and Chief Financial Officer of the Company and US Airways. Messrs. Wolf, Gangwal and Nagin joined the Company and US Airways in early 1996. Ms. Bryan joined US Airways in 1983 and was promoted to Senior Vice President, Human Resources of

US Airways in January, 1999. Mr. Doan joined US Airways in March, 1997. Mr. Ashby joined US Airways in 1997 and was promoted to Senior Vice President-- Planning in February, 1998. Mr. Mutryn joined the Company and US Airways in November, 1998. John R. Long, III, former Executive Vice President--Human Resources of US Airways, resigned from US Airways in January of 1999.

Compensation of Executive Officers

  The Summary Compensation Table below sets forth the compensation paid during the years indicated to the individual who served as the Chief Executive Officer as of the last day of the last fiscal year and the four remaining most highly compensated executive officers of the Company as of the last day of the last fiscal year.

                          Summary Compensation Table

                                                     Other       Restricted
   Name and Principal                                Annual         Stock                     All Other
        Position          Year  Salary  Bonus(A)  Compensation    Awards(G)     Options(#) Compensation(K)
   ------------------     ---- -------- --------- ------------   -----------    ---------- ---------------
Stephen M. Wolf.........  1998 $580,000 $ 580,000  $4,236,052(B) $10,883,964(H)   525,000     $198,900
 Chairman                 1997 $500,000 $ 500,000  $  176,188(B) $ 1,920,000(H)         0     $323,857
                          1996 $451,923  $500,000  $  145,962(B) $ 5,118,750(H) 1,300,000     $ 74,337

Rakesh Gangwal..........  1998 $566,538 $ 566,538  $2,900,620(C) $10,946,813(I)   625,000     $162,660
 President and Chief      1997 $428,846 $ 429,000  $   26,087(C) $ 1,200,000(I)         0     $ 77,445
 Executive                1996 $330,769 $ 400,000  $1,948,882(C) $ 4,281,250(I)   850,000     $ 89,704
 Officer

Lawrence M. Nagin.......  1998 $373,846  $432,000  $  558,081(D) $   499,226(J)    30,000     $132,046
 Executive Vice           1997 $351,538 $ 387,000  $   17,418(D) $         0       45,000     $ 95,442
 President--              1996 $292,923 $ 513,000  $    2,400(D) $   787,500(J)   225,000     $ 89,265
 Corporate Affairs and
 General Counsel

John R. Long, III.......  1998 $353,077       --   $   18,732(E) $         0       30,000     $100,815
 Former Executive Vice    1997 $340,000 $ 340,000  $   12,654(E) $         0       45,000     $ 78,227
 President--Human         1996 $329,654 $ 238,000  $    6,687(E) $         0            0     $255,914(L)
 Resources

N. Bruce Ashby..........  1998 $254,904  $222,375  $    4,584(F) $         0       35,000     $ 45,919
 Senior Vice President--  1997      --        --          --             --           --           --
 Planning                 1996      --        --          --             --           --           --

--------
(A) Incentive awards reflected for the years 1998, 1997 and 1996 were earned in 1998, 1997 and 1996 but paid in 1999, 1998 and 1997, respectively. The 1996 incentive award reflected for Mr. Nagin includes a $275,000 signing bonus paid in 1996.
(B) Amount disclosed for 1998 includes $75,000 in living expenses reimbursed for 1998 and $60,191 paid for tax liability on such amount, $21,500 paid for tax and financial planning services for 1998, $18,000 paid for automobile expenses, and $2,219 in income and tax liability payments related to personal travel on US Airways. The amount disclosed also includes $4,059,141 for income tax liabilities incurred to permit the retention of Restricted Stock vesting pursuant to Mr. Wolf's Restricted Stock agreements with US Airways. Amount disclosed for 1997 includes $75,000 in living expenses reimbursed for 1997 and $62,975 paid for tax liability on such amount, $25,000 paid for tax and financial planning services for 1997, $12,000 paid for automobile expenses, and $1,213 in income and tax liability payments related to personal travel on US Airways. Amount disclosed for 1996 includes $70,902 in living expenses reimbursed for 1996, $59,535 paid for tax liability on such amount, and $15,525 paid for tax and financial planning services for 1996.
(C) Amount disclosed for 1998 includes $18,000 paid for automobile expenses, $1,509 in income and tax liability payments related to personal travel on US Airways, and $40,934 paid for tax liability related to moving expenses. The amount disclosed also includes $2,840,177 for income tax liabilities incurred to permit the retention of Restricted Stock vesting pursuant to Mr. Gangwal's Restricted Stock agreement with US Airways. Amount disclosed for 1997 includes $18,799 paid for automobile expenses and $7,288 in income and tax liability payments related to personal travel on US Airways. Amount disclosed for 1996 includes $13,752 paid for automobile expenses and $1,935,130 paid to establish a $1 million (after-tax) deferred annuity, payable to Mr. Gangwal at retirement or severance.
(D) Amount disclosed for 1998 includes $9,000 paid for automobile expenses, $300 paid for tax and financial planning service, and $1,982 in income and tax liability payments related to 1998 personal travel on US Airways. The amount disclosed also includes $546,799 for income tax liabilities incurred to permit the retention of Restricted Stock vesting pursuant to Mr. Nagin's Restricted Stock agreement with US Airways. Amount disclosed for 1997 includes $6,000 in automobile expenses, $4,200 paid for tax and financial planning services, and $7,218 in income and tax liability payments related to personal travel on US Airways (paid in 1998 for 1997). Amount disclosed for 1996 was paid for tax and financial planning services.

(E) Amount disclosed for 1998 includes $9,000 for automobile expenses, and $9,732 in income and tax liability payments related to personal travel on US Airways. Amount disclosed for 1997 includes $6,000 for automobile expenses, and $6,654 in income and tax liability payments related to personal travel on US Airways. Amount disclosed for 1996 was income and tax liability payments related to personal travel on US Airways.
(F) Amount disclosed reflects income and tax liability payments related to personal travel on US Airways.
(G) The aggregate number of shares of Restricted Stock held by each of Messrs. Wolf, Gangwal, Nagin, and Ashby on December 31, 1998, and the respective value of such shares based on the fair market value of the stock on such date ($53.3125) were, respectively: Mr. Wolf-421,121 shares, $22,451,013;
    Mr. Gangwal-337,450 shares, $17,990,303; Mr. Nagin-27,831 shares,
    $1,483,741; and Mr. Ashby-4,000 shares, $213,250. Mr. Long held no shares of Restricted Stock on December 31, 1998. The Restricted Stock is entitled to the same dividends payable on outstanding shares of Common Stock.
(H) Amount disclosed for 1998 reflects an award of 28,621 shares of Restricted Stock effective January 21, 1998, vesting on January 20, 2001, based on the closing price ($63.75) on the grant date; and an award of 15,625 shares of Restricted Stock effective May 11, 1998, vesting immediately, based on the closing price ($64.00) on the grant date. In addition, in connection with a new long term employment arrangement between US Airways and Mr. Wolf, Mr. Wolf received an award of 150,000 shares effective November 16, 1998, vesting ratably on each of the four anniversaries of the grant date, based on the closing price ($47.0625) on the grant date. The amount disclosed for 1998 also includes an award of 18,735.363 shares of Restricted Stock effective March 16, 1999, vesting immediately, based on the closing price ($53.375) on the grant date. Amount disclosed for 1997 reflects an award of 80,000 shares of Restricted Stock effective April 1, 1997, vesting on April 1, 2001, based on the closing price ($24.00) on the grant date. Amount disclosed for 1996 reflects an award of 325,000 shares of Restricted Stock, effective January 22, 1996, vesting ratably on each of the four anniversaries of the grant date, based on the closing price of ($15.75) on the grant date.
(I) Amount disclosed for 1998 reflects an award of 37,450 shares of Restricted Stock effective January 21, 1998, vesting on January 20, 2001, based on the closing price ($63.75) on the grant date; and an award of 7,812.5 shares of Restricted Stock effective May 11, 1998, vesting immediately, based on the closing price ($64.00) on the grant date. In addition, in connection with a new long term employment arrangement between US Airways and Mr. Gangwal, Mr. Gangwal received an award of 150,000 shares of Restricted Stock effective November 16, 1998, with 30,000 shares vesting on November 16, 2000 and November 16, 2001, respectively, and 45,000 shares vesting on November 16, 2002 and November 16, 2003, respectively based on the closing price ($47.0625) on the grant date. The amount disclosed for 1998 also includes an award of 18,735.363 shares of Restricted Stock effective March 16, 1999, vesting immediately, based on the closing price ($53.375) on the grant date. Amount disclosed for 1997 reflects an award of 50,000 shares of Restricted Stock effective April 1, 1997, vesting on April 1, 2001, based on the closing price ($24.00) on the grant date. Amount disclosed for 1996 reflects an award of 250,000 shares of Restricted Stock, effective February 19, 1996, vesting 20% on each of February 19, 1996 and the four succeeding anniversaries of the grant date, based on the closing price ($17.125) on the grant date.
(J) Amount disclosed for 1998 reflects on award of 7,831 shares of Restricted Stock, effective January 21, 1998, vesting on January 20, 2001, based on the closing price ($63.75) on the grant date. Amount disclosed for 1996 reflects an award of 50,000 shares of Restricted Stock, effective February 6, 1996, vesting 20% on each of February 6, 1996 and the four succeeding anniversaries of the grant date, based on the closing price ($15.75) on the grant date.
(K) As further described herein, amounts disclosed include the value of benefits under the US Airways officer split dollar life insurance program, contributions to the defined contribution pension plans, and moving expense payments. Under the split dollar life insurance plan of US Airways, individual life insurance coverage is available to executive officers, with US Airways paying the premium associated with this coverage. Based on life expectancy and other assumptions, US Airways expects to recover the premiums it pays with respect to the whole life component of the coverage. The following amounts reflect the value of the benefits accrued in 1998, calculated on an actuarial basis, ascribed to the insurance policies purchased on the lives of the executives, plus the dollar value of premiums paid by US Airways with respect to the insurance:
    Mr. Wolf--$49,648; Mr. Gangwal--$26,452; Mr. Nagin--$40,021; Mr. Long--
    $28,886; and Mr. Ashby--$12,413. During 1998, US Airways made contributions to the accounts of Messrs. Wolf, Gangwal, Nagin, Long, and Ashby, in certain defined contribution pension plans, in the following amounts, respectively: $135,385, 87,592, $92,025, 71,929, $33,506. During
    1998, US Airways paid $13,867 in moving expenses for Mr. Wolf, and $48,616 in moving expenses for Mr. Gangwal.
(L) Amount includes profit sharing payment of $81,754 for fiscal year 1996 attributable to pay reductions in 1991 and 1992.

Stock Option Grants in Last Fiscal Year

  The following table provides information on stock option grants in 1998 to the named executive officers.

                                          Percent of Total
                         Number of Shares Options Granted  Exercise               Grant Date
                            Underlying      to Employees   or Base  Expiration Present Value(1)
          Name            Option Granted      in 1998       Price      Date           $
          ----           ---------------- ---------------- -------- ---------- ----------------
Stephen M. Wolf.........     125,000             2.8%      $65.625    6/19/08      5,448,750
                             400,000             9.1%      $47.219   12/16/08     12,320,000
Rakesh Gangwal..........     125,000             2.8%      $65.625    6/19/08      5,448,750
                             500,000            11.3%      $47.219   12/16/08     15,400,000
Lawrence M. Nagin.......      30,000             0.7%      $75.031    8/21/08      1,496,100
John R. Long III........      30,000             0.7%      $75.031    8/21/08      1,496,100
N. Bruce Ashby..........      15,000             0.3%      $61.688     3/1/08        612,000
                              20,000             0.5%      $75.031    8/21/08        997,400

--------
(1) The Black-Scholes model used to estimate the present value of the options at date of grant considers a number of factors, including the stock's projected volatility, the expected exercise period of the option, interest rates and the vesting features of the option. The following assumptions were used in determining the values under the Black-Scholes model: (i) risk-free rate of return: 5.21%, (ii) expected stock price volatility:
    51.34%, (iii) exercise period of 9 years, and (iv) dividend yield: 0.00%. The actual value, if any, realized upon the exercise of a stock option will depend on the excess of the market value of the Common Stock on the date the option is exercised over the exercise price.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

  The following table provides information on the number of options held by the named executive officers at fiscal year-end 1998. A portion of the unexercised options held by the officers were in-the-money based on the fair market value of the Common Stock on December 31, 1998 ($53.3125).

                                                                                          Value of
                                                                Number of                Unexercised
                                                               Unexercised              In-the-Money
                                                            Options/SAR's at          Options/SAR's at
                                                              Year End (#)              Year-End ($)
                         Shares Acquired Value Realized ------------------------- -------------------------
    Name                 on Exercise (#)       $        Exercisable Unexercisable Exercisable Unexercisable
    ----                 --------------- -------------- ----------- ------------- ----------- -------------
Stephen M. Wolf.........          0       $         0    1,230,000     595,000    $47,781,250  $ 8,118,750
Rakesh Gangwal..........          0       $         0      510,000     965,000     19,603,125   16,115,625
Lawrence M. Nagin.......          0       $         0      144,000     156,000      5,440,501    4,465,125
John R. Long III........     60,000       $ 2,700,825        9,000      66,000        251,438    1,005,750
N. Bruce Ashby..........          0       $         0       19,000      71,000        662,813    1,203,750

Retirement Benefits

  Currently, US Airways maintains a defined contribution plan retirement program comprised of (i) a money purchase pension plan where contributions are based on a percentage of compensation and is age-weighted, (ii) a 401(k) savings plan with a Company match, and (iii) a profit sharing plan. This retirement program is an individual account program and amounts contributed to each named executive's account are included in the Summary Compensation Table above.

  Prior to 1992, US Airways' retirement plan (the "Retirement Plan") for its salaried employees was comprised of two qualified plans--(1) the primary plan, a defined benefit plan; and (2) the secondary plan, a target benefit defined contribution plan. The Retirement Plan was designed so that the two plans, when aggregated, would provide noncontributory benefits based upon both years of service and the employee's highest three-year average annual compensation during the last ten calendar years of service. The primary plan is integrated with the Social Security program so that the benefits provided thereunder are reduced by a portion of the employee's benefits from Social Security. US Airways' contributions to the primary plan are not allocated to the account of any particular employee. Under the secondary plan, contributions are made to individual employee accounts to the extent allowable under the limits of the Internal Revenue Code ("Code") when such employee's benefit produced under the formula in the primary plan exceeds the benefit payable under the primary plan due to the limits on defined benefit plans under the Code. US Airway's contributions to the secondary plan are allocated to individual employees' accounts. During 1998, no contributions were made to any executive officer's account.

  Under the Retirement Plan, benefits usually begin at the normal retirement age of 65, however, the Retirement Plan also provides benefits for employees electing early retirement from ages 55 through 64. If such an election is made, the benefits may be reduced to reflect the longer interval over which the benefits will be paid. Executive officers hired prior to December 31, 1991 participated in the Retirement Plan on the same basis as other employees of US Airways. The Retirement Plan was frozen on December 31, 1991, and there have been no benefit accruals under the primary or secondary plan since that date.

  Contributions to and benefits payable under the Retirement Plan must be in compliance with the applicable guidelines or maximums established by the Code. US Airways has adopted an unfunded supplemental plan which will provide those benefits which would otherwise be payable to officers under the Retirement Plan, but which, under the Code, are not permitted to be funded or paid through the qualified plans maintained by US Airways. Benefit accruals under the supplemental plan also ceased upon the freezing of the Retirement Plan on December 31, 1991. Such supplemental plan provides that any benefits under the unfunded supplemental plan will be paid in the form of a single, lump sum payment. Such supplemental plans are specifically provided for under applicable law and have been adopted by many corporations under similar circumstances. As of December 31, 1998, Mr. Long was the only executive officer entitled to receive retirement benefits under this supplemental plan.

  The following table presents the noncontributory benefits payable per year for life to employees under the frozen Retirement Plan and the unfunded supplemental plan described above, assuming normal retirement in the current year. The table also assumes the retiree would be entitled to the maximum Social Security benefit in addition to the amounts shown.

                                      Noncontributory Pension Based on Years of
 Final Earnings                                        Service
 as defined in                       --------------------------------------------
   the Plan                          10 Years 15 Years 20 Years 25 Years 30 Years
---------------                      -------- -------- -------- -------- --------
  $ 100,000......................... $ 19,057 $ 28,586 $ 38,114 $ 47,643 $ 52,643
    200,000......................... $ 43,057 $ 64,586 $ 86,114 $107,643 $117,643
    300,000......................... $ 67,057 $100,586 $134,114 $167,643 $182,643
    400,000......................... $ 91,057 $136,586 $182,114 $227,643 $247,643
    500,000......................... $115,057 $172,586 $230,114 $287,643 $312,643
    600,000......................... $139,057 $208,586 $278,114 $347,643 $377,643
    700,000......................... $163,057 $244,586 $326,114 $407,643 $442,643
    800,000......................... $187,057 $280,586 $374,114 $467,643 $507,643
    900,000......................... $211,057 $316,586 $422,114 $527,643 $572,643
  1,000,000......................... $235,057 $352,586 $470,114 $587,643 $637,643
  1,100,000......................... $259,057 $388,586 $518,114 $647,643 $702,643
  1,200,000......................... $283,057 $424,586 $566,114 $707,643 $767,643
  1,300,000......................... $307,057 $460,586 $614,114 $767,643 $832,643
  1,400,000......................... $331,057 $496,586 $662,114 $827,643 $897,643
  1,500,000......................... $355,057 $532,586 $710,114 $887,643 $962,643

  The values reflected in the above chart represent the application of the Retirement Plan formula to the specified amounts of compensation and years of service. The compensation covered by the Retirement Plan is salary and bonus, as reported in the Summary Compensation Table. The credited years of service under the Retirement Plan through the date of freezing of the plan (December 31, 1991) for each of the individuals included in the Summary Compensation Table are as follows: Messrs. Wolf, Gangwal, Nagin, and Ashby--none, and
Mr. Long--16 years.

  Messrs. Wolf, Gangwal, Nagin, Ashby and Long have entered into agreements which provide for a supplement to their accrued retirement benefits under the Retirement Plan. The supplements are designed to provide such persons with the benefits they would have received had they been employed by US Airways for the number of years to be entitled to full retirement benefits under the Retirement Plan (as if the Retirement Plan had not been frozen). The benefits under the supplemental retirement arrangements are based on the greater of $1,000,000 or actual salary and bonus for Mr. Wolf, the greater of actual salary and bonus or base salary and assumed maximum bonus for Mr. Gangwal, base salary and assumed bonus for Messrs. Nagin and Ashby, and base salary and actual bonus paid for Mr. Long. These benefits are subject to an offset for benefits payable under the tax-qualified and non-qualified defined contribution plan retirement program. The credited years of service under these supplemental arrangements for each of the individuals included in the Summary Compensation Table are as follows: Mr. Wolf-30 years,
Mr. Gangwal-15 years, Mr. Nagin-12 years, Mr. Ashby- 2 years, and Mr. Long-16 years.

Employment Arrangements

  Under his employment arrangements with the Company and US Airways, Mr. Wolf is entitled to an annual base salary of not less than $600,000. In addition, Mr. Wolf is eligible for an annual bonus pursuant to the terms of the Company's Incentive Compensation Plan. Under the plan, Mr. Wolf may receive a bonus of 100% of annual base salary for target results, which may be increased for results in excess of the target up to a maximum bonus of 200% of base salary. Subject to approval by the shareholder's at this meeting of the Company's Long Term Incentive Plan ("LTIP"), Mr. Wolf is also eligible for a bonus of 220% of his average annual base salary from the LTIP if certain target results are achieved during the performance period, which may be increased to a maximum bonus of 440% for results exceeding the target.

  Under his employment agreement with the Company and US Airways, Mr. Gangwal is entitled to an annual base salary of not less than $675,000. In addition, Mr. Gangwal is eligible for an annual bonus pursuant to the terms of the Company's Incentive Compensation Plan. If the Company achieves its target objectives, Mr. Gangwal may receive a bonus of 100% of his annual base salary, which may be increased for results in excess of the target up to a maximum bonus of 200% of his base salary. Mr. Gangwal also may receive a bonus of 220% of his average annual base salary if the Company achieves its target objectives during the performance period under the LTIP, which may be increased up to a maximum of 440% of his average annual base salary for results exceeding the target.

  Under their employment arrangements with US Airways, Messrs. Nagin, and Ashby are entitled to annual base salaries of not less than $360,000 and $250,000, respectively. Messrs. Nagin and Ashby are eligible for an annual bonus pursuant to the terms of the Company's Incentive Compensation Plan. If the Company achieves its target objectives, Mr. Nagin may receive a bonus of 60% of his annual base salary, which may be increased for results in excess of the target up to a maximum bonus of 120% of his base salary. Mr. Nagin is also eligible for a bonus under the LTIP of 80% of his average annual base salary if the Company achieves its target objectives which may be increased up to a maximum of 160% for results exceeding target.

  Under the Incentive Compensation Plan, Mr. Ashby may receive a bonus of 50% of his annual base salary if the Company achieves its target objectives which may be increased up to a maximum bonus of 100% of his base salary for results exceeding the target. Mr. Ashby is also eligible for a bonus under the LTIP ranging from 70% of his average annual base salary if the Company achieves the target results to a maximum bonus of 140% for results that are in excess of the target for the performance period.

  In connection with their employment arrangements, each of Messrs. Wolf, Gangwal and Nagin are entitled to reimbursement of fees for certain tax and financial planning advice.

  Mr. Long's employment arrangement terminated pursuant to its terms effective with his resignation in January of 1999.

Arrangements Concerning Termination of Employment and Change of Control

  US Airways currently has employment contracts (the "Employment Contracts") with Messrs. Wolf, Gangwal and Nagin (the "Executives"). The terms of the Employment Contracts extend until the earlier of the fourth anniversary thereof for Mr. Wolf, and the third anniversary thereof for Messrs. Gangwal, and Nagin, or the Executive's normal retirement date, and are subject to automatic one-year annual extensions on each anniversary date unless advance written notice is given by US Airways. In exchange for each Executive's commitment to devote his full business efforts to US Airways, the agreements provide that each Executive will be re-elected to his current position and will receive (1) an annual base salary at a rate not less than that in effect during the previous year, (2) incentive compensation as provided in the contract and (3) insurance, disability, medical and other benefits generally granted to other officers. In the event of a change of control, as defined in each Employment Contract, the term of each Employment Contract is automatically extended until the earlier of the fourth or third anniversary, as applicable, of the change of control date or the Executive's normal retirement date.

  The Employment Contracts provide that, should US Airways or any successor fail to re-elect the Executive to his or her position, assign the Executive to inappropriate duties which result in a diminution in the Executive's position, duties, authority or responsibilities, fail to compensate the Executive as provided in the Employment Contract, transfer the Executive in violation of the Employment Contract, fail to require any successor to US Airways to comply with the Employment Contract or otherwise terminate the Executive's employment in violation of the Employment Contract, the Executive may elect to treat such failure as a breach of the Employment Contract if the Executive then terminates employment. As liquidated damages as the result of an event not following a change of control that is deemed to be a breach of the Employment Contracts, US Airways or its successor would be required to pay the Executive a lump sum equal to (i) his annual base salary for the then remaining term of the Employment Contract, in the case of Mr. Wolf, or (ii) three years' base salary in the case of Messrs. Gangwal and Nagin, and to continue granting certain employee benefits for the then remaining term of the Executive's Employment Contract. If the breach follows a change of control, the Executive would be entitled to receive (i) an amount equal to the product of three times the sum of the Executive's annual base salary plus an annual bonus, and (ii) additional pension, health insurance, travel and certain other benefits. In addition, in the case of the Executives during the 30-day period immediately following the first anniversary of a change of control, the Executive may elect to terminate his Employment Contracts for any reason and receive the liquidated damages described in the immediately preceding sentence. Each Employment Contract provides that the Executive shall be entitled to recover from US Airways reasonable attorney's fees in connection with enforcement of such Executive's rights under the Employment Contract. Each Employment Contract also provides that any payments the Executive receives in the event of a termination after a change of control shall be increased, if necessary, such that, after taking into account all taxes he would incur as a result of such payments, the Executive would receive the same after-tax amount he would have received had no excise tax been imposed under Section 4999 of the Code.

  Messrs. Wolf's, Gangwal's and Nagin's restricted stock and benefits under the supplemental retirement agreement will vest immediately upon a change-of-control, a termination of employment without cause or upon resignation for good reason. All of Messrs. Wolf's, Gangwal's and Nagin's stock options will vest immediately upon a change of control. In addition, certain of Messrs. Wolf's, Gangwal's and Nagin's stock options will vest immediately upon a termination without cause or upon resignation for good reason.

  The Company has also entered into a severance agreement ("Severance Agreement") with Mr. Ashby. The Severance Agreement extends until the earlier of the severance of Mr. Ashby's employment, or Mr. Ashby's retirement date. Pursuant to the terms of his Severance Agreement, if US Airways should fail to elect Mr. Ashby to his position, assign Mr. Ashby to duties which are inconsistent with his position, authorities, duties or responsibilities, fail to compensate Mr. Ashby in accordance with the terms of the Severance Agreement, require relocation under certain circumstances, fail to require any successor to US Airways to comply with the Severance Agreement or otherwise terminate Mr. Ashby's employment in violation of the Severance Agreement, Mr. Ashby may elect to treat such failure as a breach of the Severance Agreement if Mr. Ashby then terminates his employment. As a result of such breach of the Severance Agreement, US Airways shall pay Mr. Ashby a lump sum payment equal to one year's base salary.

  If such breach of Severance Agreement occurs following a change of control, Mr. Ashby will be entitled to receive (i) a lump sum payment equal to the product of three times the sum of Mr. Ashby's annual salary plus annual bonus,
(ii) health insurance benefits until such time as Mr. Ashby qualifies for group health insurance benefits from another employer, (iii) travel benefits for Mr. Ashby's life; and (iv) continuation of certain other benefits during the remainder of the three year period following the change of control. The Severance Agreement provides that Mr. Ashby shall be entitled to recover from US Airways reasonable attorney's fees in connection with enforcement of Mr. Ashby's rights under the Severance Agreement. The Severance Agreement further provides that any payments Mr. Ashby receives in the event of termination after a change of control shall be increased, if necessary, such that, after taking into account all taxes he would incur as a result of such payments, Mr. Ashby would receive the same after-tax amount he would have received had no excise tax been imposed under Section 4999 of the Code.

  Mr. Ashby's benefits under the supplemental retirement agreement will vest immediately upon a change of control, or upon resignation for good reason. Mr. Ashby's restricted stock will vest immediately upon a change of control or his death or disability, and his stock options will vest immediately upon a change of control.

  Currently, under the Company's 1996 Stock Incentive Plan (the "1996 Plan"), pursuant to which employees of the Company and its subsidiaries have been awarded stock options with respect to Common Stock and shares of restricted stock, the occurrence of a change of control, as defined, would make all granted options immediately exercisable without regard to the vesting provisions thereof, and under certain circumstances, would cause shares of restricted stock to vest. In addition, grantees would be able, during the 60-day period immediately following a change of control, to surrender all unexercised stock options under the 1996 Plan to the Company for a cash payment equal to, in the case of options not issued in tandem with stock appreciation rights, the excess, if any, of the fair market value of the Common Stock over the exercise prices of such stock options or, in the case of options issued in tandem with stock appreciation rights, the positive value of such stock appreciation rights.

  Notwithstanding anything to the contrary set forth in any of the Company's or US Airways' filings under the Securities Act of 1933, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that incorporates by reference this Proxy Statement, in whole or in part, the following Report and Performance Graph shall not be incorporated by reference into any such filings.

          HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Human Resources Committee (the "Committee") is responsible for determining the annual salary, short-term and long-term cash and stock incentive compensation, and other compensation of the executive officers, including the executive officers named in the Summary Compensation Table. This report describes the policies and approach of the Committee in establishing executive compensation during 1998.

Committee Approach to Compensation

  In determining the principal components of executive compensation, the Committee, in consultation with an independent compensation consultant, considers the following factors: (a) Company performance, both year over year and in comparison to other companies within the airline industry; (b) the individual performance of the executive; (c) comparative compensation studies;
(d) historical compensation levels at the Company; and (e) the overall competitive environment in executive compensation needed to attract, retain and motivate talented and experienced senior management.

  The Committee reviews the compensation levels for peer-level positions of premier companies of similar size to the Company, as well as at other major domestic passenger airlines, including, but not limited to, American Airlines ("American"), Delta Air Lines, Inc. ("Delta"), Northwest Airlines, Inc. ("Northwest") and United Air Lines ("United"). Two of these airlines are included in the S & P Airline Index used in the Performance Graph.

  Generally, the Committee reviews airline compensation survey data and base salary is targeted to be at or below median levels for the named executive officers. However, stock awards and long-term incentive compensation, and consequently total compensation, are targeted to link a significant portion of each executive officer's compensation to the performance of the Company's stock, thereby increasing shareholder value.

Components of Executive Compensation

  Base Salary. Base salaries are reviewed annually, and in connection with promotions and when responsibilities for the position are changed. The Committee's executive compensation approach is to maintain base salaries below the industry median.

  Annual Cash Incentive Compensation. The Committee adopted and administers the Incentive Compensation Plan (the "ICP plan"). All officers, including the named executive officers, and certain other key management employees of the Company are eligible to participate in the ICP plan. The ICP plan provides for the payment of both incentive and discretionary awards. The incentive awards are based upon the Company achieving a pre-established performance objective which is set by the Committee annually. The Committee also establishes target percentages for each executive. For the 1997 fiscal year, the Company's results exceeded the objective and in 1998 the Committee awarded incentive payments to the executive officers ranging from their target percentage up to the maximum percentage.

  During 1998 the Company's compensation consultant conducted a survey of incentive compensation ranges for comparable airline companies as well as general industry companies of comparable revenue size. Based on this survey, the Committee revised the incentive target percentages for executives. The target awards for the executive officers range from 50% of base salary for Senior Vice Presidents to 60% for Executive Vice Presidents, and 100% of base salary for the Chief Executive Officer and for the Chairman. If the Company's objective is exceeded, then the incentive award may also be increased up to a maximum amount of double the target percentage, or 100% to 200% of base salary. The Committee retains the discretion to adjust any award based on individual performance. The Committee also retains the discretion to pay a discretionary award in a year when the Company did not achieve its objective or to pay an award in addition to the maximum incentive award when circumstances are appropriate for such discretionary awards.

  For fiscal year 1998, the ICP plan set as the Company's target objective a stated percentage "Operating Margin." The Company achieved its maximum financial objective for 1998 and the Committee awarded payments commensurate with this performance.

  Long Term Cash Incentive Compensation. During 1998, the Board of Directors adopted a long-term cash incentive compensation plan ("LTIP"), subject to stockholder approval at this meeting. The details of the LTIP are described more fully in the Company proposal to approve the LTIP beginning on page 20 of this proxy statement. The LTIP was deemed necessary to hire and retain high performance executives. The purpose of the addition of the LTIP is to tie a portion of total compensation to operating results over a longer time period. With this overall compensation approach, the Committee believes it will more closely align executive compensation with Company performance while enabling the Company to recruit and retain talented executives with attractive total compensation packages.

  In the first two performance periods ending with fiscal years 1999 and 2000, the Committee has set as the Company's objective to achieve the weighted average of pre-tax adjusted income margins of selected competitors. The target percentages for executive officers under the LTIP are 70% of average annual base salary for Senior Vice Presidents, 80% of average annual base salary for Executive Vice Presidents and 220% of average annual base salary for the Chief Executive Officer and the Chairman.

  Stock Options. The executive officers of the Company participate in the Company's 1996 Stock Incentive Plan (the "1996 Plan") which is administered by the Committee. The Committee is authorized to grant options under the 1996 Plan at an exercise price equal to the fair market value of a share of Common Stock on the effective date of the grant. The Committee is also authorized under the terms of the 1996 Plan to grant awards of restricted stock. The Committee set the long-term incentive compensation for its executive officers at the high end of the comparison range. The Committee believes that granting stock options and restricted stock to executive officers aligns the executive's interests more closely with those of the stockholders of the Company by tying a meaningful portion of compensation to the performance of the Company's stock. The Committee considers the individual performance of each executive officer, historical stock grants made by the Company to the individual and the recommendations of the consultant based on survey data.

  Historically, stock options have generally been granted annually, although this practice was interrupted during 1993 through 1996. In 1996 when Mr. Wolf, as Chairman and Chief Executive Officer, and other executive officers joined the Company, the Committee awarded them sizable grants of stock options and restricted stock in part to induce them to join the Company and also as an incentive to build shareholder value. These grants had vesting schedules over a four-year period. Based on the significant improvement in the performance of the Company during 1997 and 1998, the Committee granted Messrs. Wolf, Gangwal and Nagin additional shares of restricted stock in 1998 (with cliff vesting in the year
2001), while the executive officers also received additional grants of stock options (ratably vesting over a five-year period). Options and restricted stock were also granted to Messrs. Wolf and Gangwal in 1998 in connection with the CEO succession, as described below under "CEO Compensation."

  The Committee supports and encourages stock ownership in the Company by its executive officers and in 1998 it promulgated standards regarding levels of ownership by officers. The stock ownership requirement is based on a multiple of base salary and ranges from 200% of base salary for Senior Vice Presidents to 300% of base salary for Executive Vice Presidents and 500% of base salary for the Chief Executive Officer and the

Chairman. Options and unvested restricted stock holdings are not included in the executive's holdings for purposes of meeting this standard.

CEO Compensation

  During 1998, the Company and US Airways implemented their plan for Chief Executive Officer succession. Stephen M. Wolf served as Chairman and Chief Executive Officer for US Airways through May 1998 and of the Company through November 1998. During this time period, consistent with the Committee's executive compensation approach, Mr. Wolf's base salary was set well below the industry median. In May of 1998, the President and Chief Operating Officer, Rakesh Gangwal, succeeded to the position of President and CEO for US Airways and assumed that role for the Company in November of 1998. Mr. Wolf remains Chairman, continuing in an executive capacity at both US Airways and the Company. In setting the compensation packages for these new positions, it was the Committee's intent to incent and retain Mr. Wolf to remain as an active executive for at least five years while ensuring Mr. Gangwal's retention and succession to the CEO role. In this regard, Mr. Wolf's salary and cash incentive compensation targets were not changed but he was awarded restricted stock and stock option grants with a graduated vesting schedule designed for retention. For the new CEO, the Committee increased Mr. Gangwal's base salary but, consistent with the overall philosophy, the salary remains below industry median and lower than that of the CEO at major competitors such as American, Continental, Northwest and United. The Committee also granted Mr. Gangwal restricted stock and stock option awards, with a delayed vesting schedule designed to make this total compensation package at the high-end of the industry comparison range if the Company's stock price performance is favorable.

Deductibility of Executive Compensation

  Section 162(m) of the Code limits the tax deduction of a publicly-held company allowed for compensation paid to the Chief Executive Officer and to the four most highly compensated executive officers other than the Chief Executive Officer. Generally, the Committee desires to maintain the tax deductibility of compensation for executive officers to the extent it is feasible and consistent with the objectives of the Company's compensation programs. Some, but not all, of the compensation programs established for executive officers comply with the deductibility requirements under Section 162(m). The Committee continues to consider ways to maximize the deductibility of executive compensation, but intends to retain the discretion the Committee deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

  This report has been approved by all members of the Committee.

                                          Mathias J. DeVito, Chairman
                                          George J. W. Goodman
                                          John W. Harris
                                          John G. Medlin, Jr.
                                          Raymond W. Smith

  The above graph compares the performance of the Company's Common Stock during the period December 31, 1993 to December 31, 1998 with the S&P 500 Index and the S&P Airline Index during the relevant time period. The graph depicts the results of investing $100 in the Company's Common Stock, the S&P 500 Index and the S&P Airline Index, at closing prices on December 31, 1993. The stock price performance shown on the graph above is not necessarily indicative of future price performance. The S&P Airline Index consists of AMR, Delta, Southwest Airlines, Inc. and the Company.

                      SELECTION OF AUDITORS (Item No. 2)

  The Board of Directors has named KPMG LLP as independent public accountants to examine the consolidated financial statements of the Company for fiscal year 1999, subject to ratification by the stockholders. KPMG LLP acted in the same capacity during 1998. A representative from that firm is expected to be present at the annual meeting of stockholders and will be afforded an opportunity to make a statement if the representative desires to do so and to respond to appropriate questions.

PROPOSAL TO APPROVE THE LONG TERM INCENTIVE PLAN (Item No. 3)

  On September 24, 1998, the Board of Directors adopted, subject to stockholder approval, the US Airways Group, Inc. Long Term Incentive Plan (the "LTIP"). The purpose of the LTIP is to encourage behaviors that create superior financial performance and to strengthen the commonality of interests between LTIP participants and owners in creating superior stockholder value. The following is a description of the material terms of the LTIP, and as such is qualified in its entirety by the actual terms of the LTIP, a copy of which is on file with the SEC. The LTIP is designed and intended to comply, to the extent applicable, with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

  Awards may be granted to officers and other employees of the Company in the sole discretion of the Human Resources Committee ("Committee"), taking into account such factors as the Committee deems relevant in connection with accomplishing the purposes of the LTIP. There are currently 30 officers eligible to participate in the LTIP. No awards have been granted to any other employee.

  The LTIP will be administered by the Human Resources Committee (the "Committee"), which will consist of two or more persons, each of whom is an "outside director" within the meaning of Section 162(m) of the Code. The Board of Directors or the Committee may at any time alter, amend, suspend or terminate the LTIP; provided, however, that (a) no amendment that requires shareholder approval in order for the LTIP to continue to comply with Section 162(m) of the Code will be effective unless it is approved by the requisite vote of the Company's stockholders and (b) no amendment may affect adversely any of the rights of a participant under any award following the end of the Performance Period (as defined below) to which such award relates.

  The LTIP provides for the granting of awards with respect to the three-year period commencing on January 1, 1997 and each three-year period commencing on each January 1 thereafter or such other period as the Committee may determine (each such period, a "Performance Period"). The receipt of each award will be subject to the achievement of such performance factor or factors (the "Performance Factors") as the Committee may determine. Performance Factors may include any or all of the following: stock price; total shareholder return, earnings per share; revenue; net sales; operating income or margin; earnings before all or any of interest, taxes, depreciation and/or amortization; cash flow; working capital; return on equity; return on assets; market share; sales (net or gross) measured by product line, territory, customer(s), or other category; earnings from continuing operations; net worth; levels of expense, cost or liability by category, operating unit or any other delineation; any increase or decrease of one or more of the foregoing over a specified period or the performance relative to one or more of the foregoing relative to other peer companies over a specified period. Such Performance Factors may relate to the performance of the Company, a business unit, product line, territory, or any combination thereof. Except with respect to any LTIP participant who is an "executive officer" (within the meaning of Rule 3b-7 promulgated under the Exchange Act), Performance Factors may also include such objective or subjective performance goals as the Committee may from time to time establish. Performance Factors may include a level of performance below which no payment will be made, a target performance level at which the full amount of the award will be made, and a maximum performance level at which the maximum amount will be paid. Unless otherwise provided by the Committee in connection with specified terminations of employment, payment in respect of awards will be made only if and to the extent that the Performance Factors with respect to such Performance Period are attained.

  In no event will payment in respect of an award be made in an amount that exceeds 500% of the participant's Average Annual Base Salary for the Performance Period to which such award relates. "Average Annual Base Salary" is defined as the average of the participant's annual rate of base salary as in effect on the last day of each year of such Performance Period (but in no event more than 133% of the participant's annual rate of base salary as in effect on the first day of such Performance Period). The Committee may reduce or eliminate any award earned under the LTIP but in no event may the Committee increase at its discretion the amount of an award payable to a Covered Employee (as defined in Section 162(m) (3) of the Code).

  Unless otherwise determined by the Committee, all payments in respect of awards granted under the LTIP will be made, in cash, within a reasonable period after the end of the Performance Period. In the case of participants who are Covered Employees, unless otherwise determined by the Committee, such payments will be made only after achievement of the Performance Factors has been certified by the Committee. Notwithstanding any other provision of the LTIP, no later than three days following the occurrence of a Change in Control (as defined in the LTIP), the Company will pay to each participant an amount with respect to each Performance Period that had not been completed as of the date of such Change of Control equal to the amount that would have been paid with respect to such Performance Period had the Performance Factors for such Performance Period been achieved at the target level.

  Awards will not be transferable by a participant except upon the participant's death following the end of the Performance Period but prior to the date payment is made, in which case the award will be transferable by will or the laws of descent and distribution.

New Plan Benefits
  Subject to stockholder approval of the LTIP, the Board of Directors has granted the following awards thereunder:


                                US Airways Group, Inc. Long Term Incentive Plan
                          ------------------------------------------------------------
                          Target Award (%) (1) Target Award (%)(1) Target Award (%)(1)
       Name and Position       1997-1999            1998-2000           1999-2001
       -----------------  -------------------- ------------------- -------------------
       Stephen M.
        Wolf......                220                  220                 220
       Rakesh
        Gangwal...                220                  220                 220
       Lawrence M.
        Nagin.....                 80                   80                  80
       John R.
        Long,
        III.......                 80(2)                --                  --
       N. Bruce
        Ashby.....                 70                   70                  70
       Executive
        Officer
        Group.....                116(3)               116(3)              116(3)
       Non-
        Executive
        Officer
        Group.....                 43(4)                43(4)               43(4)

(1) Awards are stated as a percentage of the officer's base annual salary.
(2) Mr. Long resigned from US Airways, Inc. in January 1999. Accordingly he forfeited any right to a benefit under the LTIP.
(3) Average target award percentage for the executive officer group.
(4) Average target award percentage for the non-executive officer group.

   The Board recommends that stockholders vote FOR the adoption of the LTIP.

PROPOSAL TO APPROVE THE NONEMPLOYEE DIRECTORS STOCK PURCHASE PLAN (Item No. 4)

  On January 19, 1999, the Board of Directors adopted, subject to stockholder approval, the US Airways Group, Inc. Nonemployee Directors Stock Purchase Plan (the "Director Plan"). The plan shall be effective July 1, 1999. The purpose of the Director Plan is to encourage members of the Board who are not also employees of the Company or any of its subsidiaries and who receive fees for their services (each such director is referred to as an "Outside Director") to acquire additional stock ownership interests in the Company. The following is a description of the material terms of the Director Plan, and as such is qualified in its entirety by the actual terms of the Director Plan, a copy of which is on file with the SEC.

  Under the Director Plan, a maximum of 100,000 shares of the Company's common stock (the "Common Stock") may be distributed to Outside Directors. Only Outside Directors are eligible to participate in the Director Plan. Currently, 10 Outside Directors serve on the Board of Directors. The Director Plan will be administered by the Human Resources Committee of the Board of Directors, which may at any time alter, amend, suspend or terminate the Director Plan.

  Each Outside Director may elect that a specified percentage of his or her future compensation as a director be paid in shares of Common Stock rather than in cash. Shares of Common Stock issuable to an Outside Director under the Director Plan will be transferred to such Outside Director as soon as practicable following the end of each calendar quarter. The total number of shares of Common Stock to be so transferred on each such date will be determined by dividing (a) the product of (i) the percentage of compensation elected by the Outside Director and (ii) the Outside Director's compensation payable for services rendered in the calendar quarter with respect to which such transfer is being made, by (b) the Fair Market Value (as defined in the Director Plan) of a share of Common Stock on the last day of such calendar quarter. Cash shall be paid in lieu of any fractional shares of Common Stock. Awards under the Director Plan will not be transferable by an Outside Director other than by the laws of descent and distribution or pursuant to a qualified domestic relations order.

New Plan Benefit

  As awards under the Director Plan are dependent upon elections by Outside Directors, and as no such elections have yet been made, neither the awards to be made in 1999 nor the awards that would have been made in 1998 had the Director Plan been in effect are reasonably ascertainable.

  The Board recommends that stockholders vote FOR the adoption of the Director Plan.

STOCKHOLDER PROPOSAL CONCERNING CONFIDENTIAL VOTING (Item No. 5)

  The New York City Police Pension Fund, One Centre Street, New York, New York 10007-2341, which owns 37,455 shares of Common Stock, has advised the Company of its intention to introduce the following resolution at the annual meeting. To be adopted, this resolution, which is opposed by the Board of Directors, would require the affirmative vote of the holders of at least a majority of the shares of Common Stock, present in person or represented by proxy at the meeting and entitled to vote.

  "RESOLVED, that the shareholders of the Company request that the board of directors adopt and implement a policy requiring all proxies, ballots and voting tabulations that identify how shareholders voted be kept confidential, except when disclosure is mandated by law, such disclosure is expressly requested by a shareholder or during a contested election for the board of directors, and that the tabulators and the inspectors of election be independent and not the employees of the Company."

Supporting Statement of the Proponent

  The confidential ballot is fundamental to the American political system. The reason for this protection is to ensure that voters are not subjected to actual or perceived coercive pressure. We believe that it is time that this fundamental principle of the confidential ballot be applied to public corporations.

  Many excellent companies use confidential voting. None have reported any difficulty reaching quorums or meeting supermajority vote requirements and those surveyed reported that the added cost of implementing confidentiality was negligible.

  Strong support was shown at the last annual meeting when 34.9% of the votes were cast in favor of this proposal.

  It is our belief that all shareholders need the protection of a confidential ballot no less than voters in political elections. While we make no imputation that our Company's management has acted coercively, the existence of this possibility is sufficient to justify confidentiality.

  This resolution would permit shareholders to voluntarily disclose their vote to management by expressly requesting such disclosure on their proxy cards. Additionally, shareholders may disclose their vote to any other person they choose. This resolution would merely restrict the ability of the Company to have access to the vote of its shareholders without their specific consent.

  Many shareholders believe confidentiality of ownership is ensured when shares are held in street or nominee name. This is not always the case. Management has various means of determining actual (beneficial) ownership. For instance, proxy solicitors have elaborate databases that can match account numbers with the identity of some owners. Moreover, why should shareholders have to transfer their shares to nominees in an attempt to maintain confidentiality? In our opinion, this resolution is the only way to ensure a secret ballot for all shareholders irrespective of how they choose to hold their shares.

  We believe that confidential voting is one of the most basic reforms needed in the proxy voting system and that the system must be free of the possibility of pressure and the appearance of retaliation.

  We hope that you would agree and vote FOR this proposal.

Statement of the Company in Opposition to the Stockholder Proposal

  The Board of Directors believes that approval of the stockholder resolution would limit the Company's ability to communicate with its stockholders and urges stockholders to vote against the resolution.

  For more than twenty years the Company has used an independent tabulator and inspectors of election and has no plans to discontinue this practice. The proponent's resolution would have no effect on the Company's practice in this regard. However, the Company is opposed to a requirement that balloting be confidential.

  In recent years the SEC has amended its proxy rules to improve communications between corporations and beneficial owners. In the interest of promoting an open dialogue with its stockholders, the Company believes it should be able to communicate with its stockholders as permitted under the proxy rules without the impediments that confidential voting would impose.

  The Company also believes that cutting off its access to voting results would interfere with the vote gathering and tabulation process. The Company is responsible for, among other things, soliciting votes to obtain a quorum, pursuing proxies that are missing in the mails and helping to resolve voting ambiguities. Currently, almost 90% of the Common Stock is held in the names of nominees. The tabulating process has become increasingly cumbersome as ownership has been layered through the use of depositories, nominees and "street names." The addition of a further layer of secrecy would, in the Company's view, only make the process more cumbersome and costly. To the extent the Company cannot participate and clarify voting ambiguities, shares may not be voted and stockholders may be disenfranchised.

  In summary, the Company believes that confidential voting would impair stockholder communications and would not serve any useful purpose.

  This proposal was rejected by the shareholders last year by a vote of 64.6% against.

  Accordingly, the Board of Directors urges you to vote AGAINST the stockholder resolution (Item No. 5).

           OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING

  The Board of Directors knows of no business which may come before the meeting except that indicated above. However, if other business is brought before the meeting, the persons acting under the enclosed form of proxy may vote thereunder in accordance with their best judgment.

                     COST AND METHOD OF PROXY SOLICITATION

  Proxies will be solicited by mail. The expense of such solicitation will be borne by the Company. Directors, officers, or regular employees of the Company and US Airways may solicit proxies by telephone or in person. The cost of such solicitation will be nominal. In addition, D.F. King & Co., Inc. has been retained by the Company to assist in soliciting proxies from brokerage firms, bank nominees and other institutional holders to assure a timely vote by the beneficial owners of stock held of record by such firms, banks and institutions. This firm will receive a fee not to exceed $17,500 for its services.

     DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

  The Company's By-Laws require stockholders who intend to nominate directors or propose new business at any Annual Meeting to provide advance notice of such intended action as well as certain additional information. This By-Laws provision requires stockholders to provide the Company with notice of their intent to nominate directors or propose new business at an Annual Meeting not less than 30 days nor more than 60 days prior to such Annual Meeting; provided however, that in the event that less than 40 days prior written notice or prior public disclosure of the date of the meeting is given or made to the stockholder, such notices by the stockholder shall be received by the Company not later than close of business on the 10th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made.

  Assuming the 1999 Annual Meeting is held as scheduled, notice of intent to nominate directors or propose new business to be brought before the 1999 Annual Meeting must have been received in proper form on or after March 20, 1999, and on or prior to April 19, 1999.

  In accordance with federal securities laws, proposals to be submitted by stockholders for consideration at the Company's next Annual Meeting and inclusion in the Company's 2000 Proxy Statement must be received by the Company at its executive offices in Arlington, Virginia, not later than December 2, 1999.

                                          By Order of the Board of Directors,


                                                  Jennifer C. McGarey
                                                     Secretary

March 31, 1999

                                                                      APPENDIX A

                            US AIRWAYS GROUP, INC.
                   NONEMPLOYEE DIRECTORS STOCK PURCHASE PLAN


     1.  Purpose.
         --------

         The US Airways Group, Inc. Nonemployee Directors Stock Purchase Plan is intended to encourage members of the board of directors of US Airways Group, Inc., a Delaware corporation, who are not also employees of the Company or any of its subsidiaries and who receive fees for their services, to acquire additional stock ownership interests in the Company.

     2.  Definitions.
         ------------

         "Accounting Date" means the first day of each calendar quarter.

         "Board" means the Board of Directors of the Company.

         "Committee" means the Human Resources Committee of the Board.

         "Common Stock" means the common stock, par value $1.00 per share, of the Company.

         "Company" means US Airways Group, Inc.

         "Compensation" means the aggregate amount payable to a Director for such Director's services on the Board, including any amounts payable with respect to service on or serving as Chairman of a committee of the Board or for attendance at Board or committee meetings.

         "Director" means a member of the Board who is not also an employee of the Company or any of it subsidiaries and who receives fees for his or her services on the Board.

         "Effective Date" means July 1, 1999.

         "Fair Market Value" on any given date means the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange Composite Tape on the date as of which such value is being determined or, if there shall be no sale on that date, then on the last previous day on which a sale was reported.

         "Plan" means the US Airways Group, Inc. Nonemployee Directors Stock Purchase Plan.

     3.  Administration of the Plan.
         ---------------------------

         The Plan shall be administered by the Committee. The Committee shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration, and application of the Plan shall be determined by the Committee, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination by the Committee shall be final and binding in all matters relating to the Plan.

     4.  Common Stock Reserved for the Plan.
         -----------------------------------

         The number of shares of Common Stock authorized for issuance under the Plan is 100,000, subject to adjustment pursuant to Section 6 hereof. Shares of Common Stock delivered hereunder may be either authorized but unissued shares or previously issued shares reacquired and held by the Company.

     5.  Terms and Conditions of Grants.
         -------------------------------

         (a)  Elections.  Each Director may elect that a specified percentage
              ----------
(in increments of 10%) of his or her future Compensation be paid in shares of Common Stock. Such shares of Common Stock (including fractional shares) shall be received in lieu of the payment of cash in respect of the specified percentage of future Compensation. Such shares of Common Stock shall be transferred in accordance with Section 5(b) hereof. An election hereunder shall be in the form of a document executed and filed with the Secretary of the Company and shall remain in effect until the effectiveness of any modification or revocation.

         (b)  Transfer of Shares.  Shares of Common Stock issuable to a Director
              -------------------
under Section 5(a) hereof shall be transferred to such Director as soon as practicable following each Accounting Date. The total number of shares of Common Stock to be so transferred on each such date shall be determined by dividing (x) the product of (1) the percentage specified by the Director pursuant to Section 5(a) hereof and (2) the Director's Compensation payable during the preceding calendar quarter after the preceding Accounting Date up to and including Compensation payable on the Accounting Date with respect to which such transfer is being made, by (y) the Fair Market Value of a share of Common Stock on the Accounting Date with respect to which such transfer is being made. The Company shall deliver a stock certificate representing the number of whole such shares acquired plus cash in lieu of any fractional shares.

     6.  Effect of Certain Changes in Capitalization.

         In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, or a similar corporate transaction, the maximum number or class of shares available under the Plan, and the number or class of shares of Common Stock to be delivered hereunder shall be proportionately adjusted to reflect any such transaction.

     7.  Term of Plan.

         This Plan shall become effective as of the Effective Date, provided that the Plan shall have been approved by the stockholders of the Company at the 1999 annual meeting of stockholders. This Plan shall remain in effect until all authorized shares have been issued, unless sooner terminated by the Board. No transfer of shares of Common Stock may be made to any Director under the Plan unless stockholder approval of the Plan has previously been obtained pursuant to this Section 7.

     8.  Amendment; Termination.

         The Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part.

     9.  Rights of Directors.

         Nothing contained in the Plan or with respect to any grant shall interfere with or limit in any way the right of the stockholders of the Company to remove any Director from the Board, nor confer upon any Director any right to continue in the service of the Company as a director.

     10. General Restrictions.

         (a)  Investment Representations.  The Company may require any Director
              ---------------------------
to whom Common Stock is issued, as a condition of receiving such Common Stock, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Common Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws.

         (b)  Compliance with Securities Laws.  Each issuance shall be subject
              --------------------------------
to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance of shares hereunder, such issuance may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

         (c)  Nontransferability.  Awards under this Plan shall not be
              -------------------
transferable by a Director other than by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     11. Governing Law.

         This Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

     12. Headings.

         The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

                                                                      APPENDIX B

                            US AIRWAYS GROUP, INC.
                           LONG TERM INCENTIVE PLAN


1.  Purpose.
    -------

          The purpose of the US Airways Group, Inc. Long Term Incentive Plan is to encourage behaviors that create superior financial performance and to strengthen the commonality of interests between Plan Participants and owners in creating superior shareholder value.

2.  Definitions.
    -----------

          The following terms, as used herein, shall have the following meanings:

     (a) "Average Annual Base Salary" shall mean, with respect to a Performance Period, the average of the Participant's annual rate of base salary as in effect on the last day of each year of such Performance Period, provided, however, that in no event shall Average Annual Base Salary
          --------  -------
          with respect to any Performance Period exceed 133% of the Participant's annual rate of base salary as in effect on the first day of such Performance Period.

     (b) "Award" shall mean an incentive compensation award, granted pursuant to the Plan, which is contingent upon the attainment of Performance Factors with respect to a Performance Period.

     (c)  "Board" shall mean the Board of Directors of Group.

     (d)  "Change in Control" shall mean:

          (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of Group (the "Outstanding Group Common Stock") or (B) the combined voting power of the then outstanding voting securities of Group entitled to vote generally in the election of directors (the "Outstanding Group Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of
                Control: (w) any acquisition directly from the Company, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, or (z) any acquisition by any corporation with respect to which, following such acquisition, more than 85% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Group Common Stock and Outstanding Group Voting Securities immediately prior to such acquisition, in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Group Common Stock and Outstanding Group Voting Securities, as the case may be; or

          (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Group's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents; or

          (iii) Approval by the shareholders of Group of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Group Common Stock and Outstanding Group Voting Securities immediately prior to such reorganization, merger or consolidation do not following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 85% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the outstanding Group Common Stock and Outstanding Group Voting Securities, as the case may be; or

          (iv) Approval by the shareholders of Group of (x) a complete liquidation or dissolution of Group or (y) the sale or other disposition of all or substantially all of the assets of Group, other than to a corporation, with respect to which following such sale or other disposition, more than 85% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the Outstanding Group Common Stock and Outstanding Group Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Group Common Stock and Outstanding Group Voting Securities, as the case may be; or

          (v) The acquisition by an individual, entity or group of beneficial ownership of 20% or more of the then outstanding securities of Group, including both voting and non-voting securities, provided, however, that such acquisition shall only constitute a change of control in the event that such individual, entity or group also obtains the power to elect by class vote, cumulative voting or otherwise to appoint 20% or more of the total number of directors to the Board.

     (e)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (f)  "Committee" shall mean the Human Resources Committee of the Board.

     (g)  "Company" shall mean, collectively, Group and its subsidiaries.

     (h) "Covered Employee" shall have the meaning set forth in Section 162(m)(3) of the Code.

     (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (j) "Executive Officer" shall mean an officer of the Company who is an "executive officer" within the meaning of Rule 3b-7 promulgated under the Exchange Act.

     (k)  "Group" shall mean US Airways Group, Inc.

     (l) "Participant" shall mean an officer or other employee of the Company who is, pursuant to Section 4 of the Plan, selected to participate herein.

     (m) "Performance Factors" shall mean the criteria and objectives, determined by the Committee, which must be met during the applicable Performance Period as a condition of the Participant's receipt of payment with respect to an Award. Performance Factors may include any or all of the following: stock price, total shareholder return, earnings per share; revenue; net sales; operating income or margin; earnings before all or any of interest, taxes, depreciation and/or amortization ("EBIT", "EBITA" or "EBITDA"); cash flow; working capital; return on equity; return on assets; market share; sales (net or gross) measured by product line, territory, customer(s), or other category; earnings from continuing operations; net worth; levels of expense, cost or liability by category, operating unit or any other delineation; any increase or decrease of one or more of the foregoing over a specified period or the performance relative to one or more of the foregoing relative to other peer companies over a specified period. Such Performance Factors may relate to the performance of the Company, a business unit, product line, territory, or any combination thereof. With respect to Participants who are not Executive Officers, Performance Factors may also include such objective or subjective performance goals as the Committee may, from time to time, establish. Subject to Section 5(c) hereof, the Committee shall have the sole discretion to determine whether, or to what extent, Performance Factors are achieved.

     (n) "Performance Period" shall mean the three-year period commencing on January 1, 1997 and each three-year period commencing on each January 1 thereafter, or such other periods as the Committee may determine.

     (o)  "Plan" shall mean the US Airways Group, Inc. Long Term Incentive Plan.

3.  Administration.
    --------------

          The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the terms, conditions, restrictions and performance criteria, including Performance Factors, relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, or surrendered; to make adjustments in the Performance Factors in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Awards; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

          The Committee shall consist of two or more persons each of whom shall be an "outside director" within the meaning of Section 162(m) of the Code. All decisions, determina-tions and interpretations of the Committee shall be final and binding on all persons, including the Company and the Participant (or any person claiming any rights under the Plan from or through any Participant).

          No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4.  Eligibility.
    -----------

          Awards may be granted to officers and other employees of the Company in the sole discretion of the Committee. Subject to Section 5(b) below, in determining the persons to whom Awards shall be granted and the Performance Factors relating to each Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.  Terms of Awards.
    ---------------

          Awards granted pursuant to the Plan shall be communicated to Participants in such form as the Committee shall from time to time approve and the terms and conditions of such Awards shall be set forth therein.

          (a) In General.  The Committee shall specify with respect to a
              ----------
Performance Period the Performance Factors applicable to each Award, the weighting factors applicable to such Performance Factors and the amounts that the Participant is eligible to earn upon achievement of the Performance Factors for such Performance Period. Performance Factors may include a level of performance below which no payment shall be made, a performance level at which the full amount of the Award shall be made (the "Target Level"), and a performance level at which the maximum amount in respect of the Award shall be made, and the Committee may specify other performance levels at which specified percentages of the Award shall be paid. Unless otherwise provided by the Committee in connection with specified terminations of employment, payment in respect of Awards shall be made only if and to the extent the Performance Factors with respect to such Performance Period are attained.

          (b) Special Provisions Regarding Awards.  Notwithstanding anything to
              -----------------------------------
the contrary contained in this Section 5, in no event shall payment in respect of Awards granted for a Performance Period be made to a Participant in an amount that exceeds 500% of the Participant's Average Annual Base Salary for such Performance Period. The Committee may reduce or eliminate any Award earned under the Plan but in no event may the Committee increase at its discretion the amount of an Award payable to a Covered Employee upon attainment of the specified Performance Factors.

          (c) Time and Form of Payment.  Unless otherwise determined by the
              ------------------------
Committee, all payments in respect of Awards granted under this Plan shall be made, in cash, within a reasonable period after the end of the Performance Period. In the case of Participants who are Covered Employees, unless otherwise determined by the Committee, such payments shall be made only after achievement of the Performance Factors has been certified by the Committee.

          (d) Change of Control.  Notwithstanding anything in this Plan to the
              ------------------
contrary, no later than 3 days following the occurrence of a Change in Control, the Company shall pay to each Participant an amount with respect to each Performance Period that had not been completed as of the date of such Change in Control equal to the amount that would have been paid with respect to such Performance Period had the Performance Factors for such Performance Period been achieved at the Target Level.

6.  General Provisions.
    ------------------

          (a) Compliance with Legal Requirements.  The Plan and the granting and
              ----------------------------------
payment of Awards, and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

          (b) Nontransferability.  Awards shall not be transferable by a
              ------------------
Participant except upon the Participant's death following the end of the Performance Period but prior to the date payment is made, in which case the Award shall be transferable by will or the laws of descent and distribution.

          (c) No Right To Continued Employment.  Nothing in the Plan or in any
              --------------------------------
Award granted pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company to terminate such Participant's employment.

          (d) Withholding Taxes.  Where a Participant or other person is
              -----------------
entitled to receive a payment pursuant to an Award hereunder, the Company shall have the right to require the Participant or such other person to pay to the Company the amount of any taxes that the Company may be required to withhold before delivery to such Participant or other person of such payment.

          (e) Amendment, Termination and Duration of the Plan.  The Board or the
              -----------------------------------------------
Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, no amendment that
                                        -------- ----
requires shareholder approval in order for the

Plan to continue to comply with Code Section 162(m) shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant under any Award following the end of the Performance Period to which such Award relates.

          (f) Participant Rights.  No Participant shall have any claim to be
              ------------------
granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants.

          (g) Termination of Employment.  Unless otherwise provided by the
              -------------------------
Committee in connection with specified terminations of employment and except as otherwise provided in Section 5(d) above, if a Participant's employment terminates for any reason prior to the payment of an Award with respect to a Performance Period, no Award shall be payable to such Participant for that Performance Period. However, should a Participant retire, die or become disabled at any time during a Performance Period, a pro rata award may be paid based upon the Participant's number of full months of active service during the Performance Period. The Committee shall have the authority to specify the manner, if any, in which Awards will be deemed earned in the event of specified terminations of employment during a Performance Period. A Participant who is terminated for gross misconduct after the end of the Performance Period shall forfeit participation in the Plan, and no Award shall be payable to such a Participant.

          (h) Unfunded Status of Awards.  The Plan is intended to constitute an
              -------------------------
"unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

          (i) Governing Law.  The Plan and all determinations made and actions
              -------------
taken pursuant hereto shall be governed by the laws of the Commonwealth of Virginia without giving effect to the conflict of laws principles thereof.

          (j) Effective Date.  The Plan shall take effect upon its adoption by
              --------------
the Board; provided, however, that the Plan shall be subject to the requisite
           --------  -------
approval of the shareholders of the Company in order to comply with Section 162(m) of the Code. In the absence of such approval, the Plan (and any Awards made pursuant to the Plan prior to the date of such approval) shall be null and void.

          (k) Beneficiary.  A Participant may file with the Committee a written
              -----------
designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant and an Award is payable to the Participant's beneficiary pursuant to Section 6(b), the executor or administrator of the Participant's estate shall be deemed to be the grantee's beneficiary.

          (l) Interpretation.  The Plan is designed and intended to comply, to
              --------------
the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

                            Detach Proxy Card Here

-------------------------------------------------------------------------------

                            US AIRWAYS GROUP, INC.

                                     PROXY

           Proxy Solicited on Behalf of The Board of Directors for
                        Annual Meeting of Stockholders
                                on May 19, 1999

  The undersigned hereby appoints J.C. McGarey and L.M. Nagin, and each of them, proxies (each with power of substitution) of the undersigned to attend the above annual meeting of stockholders of US Airways Group, Inc. and any adjournment thereof and thereat to vote all shares of stock held by the undersigned, as specified on the reverse side, and on any other matters that may properly come before said meeting.

  For those participants who may hold shares in the US Airways, Inc. Employee Stock Ownership Plan, the US Airways, Inc. Employee Savings Plan, the US Airways, Inc. 401(k) Savings Plan or the Supplemental Retirement Plan of Piedmont Aviation, Inc. (collectively, the "Plans"), please fill in and sign this card and mail it in time to be received no later than May 13, 1999, in order to be voted in a timely manner by the administrator of the Plans, Fidelity Management Trust Company (the "Administrator"). After May 13, 1999, the instructions cannot be revoked and, in accordance with the Plans, you may not vote these shares in person at the meeting. The Administrator is authorized to vote the Plan shares for which instructions have been given upon such other business as may come before the meeting. The Bank of New York will tally the vote on behalf of the Administrator.

               THIS PROXY CARD IS CONTINUED ON THE REVERSE SIDE.
             PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

                                                  US AIRWAYS GROUP, INC.
                                                  P.O. BOX 11130
                                                  NEW YORK, N.Y. 10203-0130


Comments: __________________________________________

____________________________________________________

                              Please Detach Here
                You Must Detach This Portion of the Proxy Card
                 Before Returning it in the Enclosed Envelope
--------------------------------------------------------------------------------




                            Detach Proxy Card Here

--------------------------------------------------------------------------------


         BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

1. Election of Directors Nominees: M.J. DeVito, R. Gangwal, P.M. George, R.L. Johnson, R. LeBuhn, J.G. Medlin, Jr., H.M. Merriman, T.H. O'Brien,
   H. Ochoa-Brillembourg, R.B. Priory, R.W. Smith, S.M. Wolf.

FOR all nominees         WITHHOLD AUTHORITY to vote           *EXCEPTIONS
listed above      [X]    for all nominees listed above   [X]                [X]

(INSTRUCTIONS: To vote for all nominees other than certain specified nominees, mark the "Exceptions" box and write the nominee's name in the space provided below.)
*Exceptions_____________________________________________________________________

2. Ratification of the selection of KPMG LLP as auditors.
                           FOR  [X]      AGAINST  [X]      ABSTAIN  [X]

3. Approval of the US Airways Group, Inc. Long Term Incentive Plan.
                           FOR  [X]      AGAINST  [X]      ABSTAIN  [X]

4. Approval of the US Airways Group, Inc. Nonemployee Directors Stock Purchase Plan.
                           FOR  [X]      AGAINST  [X]      ABSTAIN  [X]
________________________________________________________________________________
              BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 5

5. Stockholder proposal concerning confidential voting.
                           FOR  [X]      AGAINST  [X]      ABSTAIN  [X]


                                            Change of Address and/  [X]
                                            of Comments Mark Here

                          NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                          ______________________________________________________
                                                Signature

                          ______________________________________________________
                                                Signature

                          Dated: ________________________________________, 1999
                          Votes MUST be indicated
                          (x) in black or blue ink.   [X]



(Please sign, date and return this proxy card in the enclosed envelope.)